Exhibit 99.1

NYSE:BLD

A leading installer and distributor of insulation and building material products to the U.S. construction industry

TopBuild Reports First Quarter 2019 Results

•	Net sales increased 26.0%
•	Gross margin expanded 250 basis points
•	9.1% operating margin, 9.5% on an adjusted basis, up 170 basis points
•	Adjusted EBITDA increased 62.0%, adjusted EBITDA margin up 260 basis points
•	$1.09 net income per diluted share, $1.06 on an adjusted basis

Raises 2019 Revenue and EBITDA Outlook

First Quarter 2019 Financial Highlights

(unless otherwise indicated, comparisons are to the quarter ended March 31, 2018)

✓ Net sales increased 26.0% to $619.3 million, primarily driven by acquisitions, price increases and sales volume growth at TruTeam. Of the 26.0% revenue growth, same branch sales contributed 7.1%.

“The strength and diversity of the TopBuild operating model produced another outstanding quarter, in both sales and earnings.  Our residential business was solid and our commercial business outperformed expectations.

“Our ongoing focus on operational efficiency improvements and fixed cost leveraging drove strong conversion of top line growth, both organic and through acquisitions, to the bottom line.

“We are optimistic 2019 will be another strong year for TopBuild.”

JERRY VOLAS, CEO, TOPBUILD

✓ Gross margin increased 250 basis points to 25.1%.
✓ Operating profit was $56.6 million, compared to $33.9 million, a 67.0% increase. On an adjusted basis, operating profit was $59.1 million, compared to $38.2 million, a 54.8% improvement.

✓   Operating margin was 9.1% compared to 6.9%.  Adjusted operating margin improved 170 basis points to 9.5%.

✓   Net income was $38.0 million, or $1.09 per diluted share, compared to net income of $26.4 million or $0.74 per diluted share.

✓ Adjusted net income was $36.6 million, or $1.06 per diluted share, compared to $26.2 million, or $0.73 per diluted share.
✓ Adjusted EBITDA was $74.5 million, compared to $46.0 million, a 62.0% increase and adjusted EBITDA margin improved 260 basis points to 12.0%. Incremental adjusted EBITDA margin was 22.3%.

✓ On a same branch basis, adjusted EBITDA was $57.2 million, a 24.3% increase, and incremental adjusted EBITDA margin was 32.2%.
✓ Acquisitions contributed $93.2 million of revenue. Incremental adjusted EBITDA related to these acquisitions was 18.6%.
✓ At March 31, 2019, the Company had cash and cash equivalents of $98.3 million and availability under the revolving credit facility of $182.7 million for total liquidity of $281.0 million.

Operating Segment Highlights ($ in 000s)

(comparisons are to the quarter ended March 31, 2018)

Capital Allocation

Share Repurchases

The Company completed the $50 million accelerated share repurchase program announced on November 6, 2018.  Under the terms of the program, the Company repurchased a total of 973,252 shares of the Company’s common stock at an average price of $51.37 per share.  In addition, in the first quarter the Company repurchased an additional 72,791 shares at an average price of $63.49 per share.  These shares were purchased as part of the Company’s $200 million share repurchase program announced on February 26, 2019.  As of March 31, 2019, approximately $195.4 million of the $200 million authorization remained.

“Since 2016, we have acquired ten companies generating over $500 million of annual revenue and they are performing above our expectations.  Identifying, executing and integrating acquisitions has become a core competency for TopBuild.

“Acquisitions remain our number one capital allocation priority and we have a robust pipeline of prospects we are currently evaluating.  In addition, we have a $200 million share repurchase authorization in place.”

JERRY VOLAS, CEO, TOPBUILD

2019 Revenue and Adjusted EBITDA Outlook

The Company has raised the low end of revenue and adjusted EBITDA guidance by $40 million and $20 million, respectively, and the high end of revenue and adjusted EBITDA guidance by $35 million and $20 million, respectively.

2019	Low	High
Revenue	$2,610M	$2,670M
Adjusted EBITDA*	$330M	$350M

*See table below for adjusted EBITDA reconciliation

Assumptions ($ in millions)

This outlook reflects management’s current view of present and future market conditions and is based on assumptions such as housing starts, general and administrative expenses, weighted average diluted shares outstanding and interest rates.  This outlook does not include any effects related to potential acquisitions or divestitures that may occur after the date of this press release.  Factors that could cause actual 2019 results to differ materially from TopBuild’s current expectations are discussed below and are also detailed in the Company’s 2018 Annual Report on Form 10-K and subsequent SEC reports.

2019 ENERGY STAR® Partner of the Year Sustained Excellence Award Received

TopBuild Home Services Group received the 2019 ENERGY STAR® Partner of the Year Sustained Excellence Award for continued leadership and superior contributions to ENERGY STAR.  TopBuild’s accomplishment was recognized by the U.S. Environmental Protection Agency and the U.S. Department of Energy in Washington, D.C. on April 11, 2019.  The Company’s extensively trained Home Energy Raters provide the evaluation, testing and independent verification required to be considered an ENERGY STAR compliant home.

“We are honored to once again be recognized for our leadership role in verifying ENERGY STAR compliant homes. TopBuild Home Services has been an ENERGY STAR partner for 17 years, working closely with home builders and consumers to create homes that are more comfortable and energy efficient.”

JERRY VOLAS, CEO, TOPBUILD

Additional Information

Quarterly supplemental materials, including a presentation that will be referenced on today’s conference call, are available on the “Investors” section of the Company’s website at www.topbuild.com.

Conference Call

A conference call to discuss first quarter 2019 financial results is scheduled for today, Tuesday, May 7, 2019, at 9:00 a.m. Eastern Time.  The call may be accessed by dialing (888) 225-2706.  The conference call will be webcast simultaneously on the “Investors” section of the Company’s website at www.topbuild.com.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is a leading installer and distributor of insulation and building material products to the U.S. construction industry. We provide insulation and building material services nationwide through TruTeam®, which has over 200 branches, and through Service Partners®  which distributes insulation and building material products from over 75 branches.  We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers.  To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

EBITDA, incremental EBITDA margin, adjusted EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods.   We define same branch sales as sales from branches in operation for at least 12 full calendar months.  Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP.  Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “Investors” at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results.  These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  Our forward-looking statements contained herein speak only as of the date of this press release.  Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements.  Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com
386-763-8801

(tables follow)

TopBuild Corp.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended March 31,
	2019	2018
Net sales	$619,330	$491,444
Cost of sales	463,635	380,426
Gross profit	155,695	111,018

Selling, general, and administrative expense	99,077	77,125
Operating profit	56,618	33,893

Other income (expense), net:
Interest expense	(9,602)	(2,324)
Other, net	333	34
Other expense, net	(9,269)	(2,290)
Income before income taxes	47,349	31,603

Income tax expense	(9,366)	(5,215)
Net income	$37,983	$26,388

Net income per common share:
Basic	$1.11	$0.75
Diluted	$1.09	$0.74

Weighted average shares outstanding:
Basic	34,169,315	35,059,920
Diluted	34,703,289	35,819,242

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data (Unaudited)

(dollars in thousands)

	As of
	March 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$98,278	$100,929
Receivables, net of an allowance for doubtful accounts of $4,753 and $3,676 at March 31, 2019, and December 31, 2018, respectively	428,713	407,106
Inventories, net	160,689	168,977
Prepaid expenses and other current assets	16,494	27,685
Total current assets	704,174	704,697

Right of use assets	94,222	—
Property and equipment, net	169,891	167,961
Goodwill	1,363,292	1,364,016
Other intangible assets, net	194,214	199,387
Deferred tax assets, net	11,875	13,176
Other assets	5,159	5,294
Total assets	$2,542,827	$2,454,531

LIABILITIES
Current liabilities:
Accounts payable	$281,346	$313,172
Current portion of long-term debt	29,091	26,852
Accrued liabilities	103,412	104,236
Short-term lease liabilities	37,501	—
Total current liabilities	451,350	444,260

Long-term debt	709,172	716,622
Deferred tax liabilities, net	174,227	176,212
Long-term portion of insurance reserves	43,935	43,434
Long-term lease liabilities	59,750	—
Other liabilities	1,540	1,905
Total liabilities	1,439,974	1,382,433

EQUITY	1,102,853	1,072,098
Total liabilities and equity	$2,542,827	$2,454,531

	As of March 31,
	2019	2018
Other Financial Data
Receivable days †	53	49
Inventory days †	31	34
Accounts payable days †	80	80
Receivables, net plus inventories, net less accounts payable †	$308,056	$197,631
Receivables, net plus inventories, net less accounts payable as a percent of sales (TTM)‡	12.1%	10.0%

† Adjusted for remaining acquisition day one balance sheet items. ‡ Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches.

TopBuild Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(dollars in thousands)

	Three Months Ended March 31,
	2019	2018
Cash Flows Provided by (Used in) Operating Activities:
Net income	$37,983	$26,388
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,475	5,442
Share-based compensation	2,972	2,402
Loss on sale or abandonment of property and equipment	487	200
Amortization of debt issuance costs	390	107
Change in fair value of contingent consideration	44	70
Provision for bad debt expense	1,676	760
Loss from inventory obsolescence	1,109	468
Deferred income taxes, net	95	—
Change in certain assets and liabilities
Receivables, net	(23,341)	(1,092)
Inventories, net	7,125	(5,143)
Prepaid expenses and other current assets	11,192	3,912
Accounts payable	(31,407)	(11,429)
Accrued liabilities	2,100	(3,923)
Other, net	622	(597)
Net cash provided by operating activities	23,522	17,565

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(10,213)	(11,266)
Acquisition of businesses, net of cash acquired of $239 in 2018	—	(26,956)
Proceeds from sale of property and equipment	75	70
Other, net	16	13
Net cash used in investing activities	(10,122)	(38,139)

Cash Flows Provided by (Used in) Financing Activities:
Proceeds from issuance of long-term debt	—	10,066
Repayment of long-term debt	(5,601)	(3,125)
Payment of debt issuance costs	—	(1,040)
Proceeds from revolving credit facility	—	55,000
Repayment of revolving credit facility	—	(55,000)
Taxes withheld and paid on employees' equity awards	(5,578)	(4,514)
Repurchase of shares of common stock	(4,622)	—
Payment of contingent consideration	(250)	—
Net cash (used in) provided by financing activities	(16,051)	1,387

Cash and Cash Equivalents
Decrease for the period	(2,651)	(19,187)
Beginning of period	100,929	56,521
End of period	$98,278	$37,334

Supplemental disclosure of noncash activities:
Leased assets obtained in exchange for new operating lease liabilities	$105,249	$—
Accruals for property and equipment	441	1,116

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2019	2018	Change
Installation
Sales	$449,383	$329,394	36.4%

Operating profit, as reported	$51,299	$29,330
Operating margin, as reported	11.4%	8.9%

Rationalization charges	118	217
Acquisition related costs	125	—
Operating profit, as adjusted	$51,542	$29,547
Operating margin, as adjusted	11.5%	9.0%

Distribution
Sales	$204,464	$187,766	8.9%

Operating profit, as reported	$20,597	$17,902
Operating margin, as reported	10.1%	9.5%

Rationalization charges	109	25
Operating profit, as adjusted	$20,706	$17,927
Operating margin, as adjusted	10.1%	9.5%

Total
Sales before eliminations	$653,847	$517,160
Intercompany eliminations	(34,517)	(25,716)
Net sales after eliminations	$619,330	$491,444	26.0%

Operating profit, as reported - segment	$71,896	$47,232
General corporate expense, net	(9,604)	(8,893)
Intercompany eliminations and other adjustments	(5,674)	(4,446)
Operating profit, as reported	$56,618	$33,893
Operating margin, as reported	9.1%	6.9%

Rationalization charges †	1,827	797
Acquisition related costs	652	3,482
Operating profit, as adjusted	$59,097	$38,172
Operating margin, as adjusted	9.5%	7.8%

Share-based compensation	2,972	2,402
Depreciation and amortization	12,475	5,442
EBITDA, as adjusted	$74,544	$46,016
EBITDA margin, as adjusted	12.0%	9.4%

Sales change period over period	127,886
EBITDA, as adjusted, change period over period	28,528
EBITDA, as adjusted, as percentage of sales change	22.3%

† Rationalization charges include corporate level adjustments as well as segment operating adjustments.

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended March 31,
	2019	2018
Gross Profit and Operating Profit Reconciliations

Net sales	$619,330	$491,444

Gross profit, as reported	$155,695	$111,018

Gross profit, as adjusted	$155,695	$111,018

Gross margin, as reported	25.1%	22.6%
Gross margin, as adjusted	25.1%	22.6%

Operating profit, as reported	$56,618	$33,893

Rationalization charges	1,827	797
Acquisition related costs	652	3,482
Operating profit, as adjusted	$59,097	$38,172

Operating margin, as reported	9.1%	6.9%
Operating margin, as adjusted	9.5%	7.8%

Income Per Common Share Reconciliation

Income before income taxes, as reported	$47,349	$31,603

Rationalization charges	1,827	797
Acquisition related costs	652	3,482
Income before income taxes, as adjusted	49,828	35,882

Tax rate at 26.5% and 27.0% for 2019 and 2018, respectively	(13,204)	(9,688)
Income, as adjusted	$36,624	$26,194

Income per common share, as adjusted	$1.06	$0.73

Weighted average diluted common shares outstanding	34,703,289	35,819,242

TopBuild Corp.

Same Branch and Acquisition Net Sales and Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2019	2018
Net sales
Same branch:
Installation segment	$363,898	$329,394
Distribution segment	196,076	187,766
Eliminations	(33,817)	(25,716)
Total same branch	526,157	491,444

Acquisitions (a):
Installation segment	$85,485	$—
Distribution segment	8,388	—
Eliminations	(700)	—
Total acquisitions	93,173	—
Total	$619,330	$491,444

EBITDA, as adjusted
Same branch	$57,202	$46,016
Acquisitions (a)	17,342	—
Total	$74,544	$46,016

EBITDA, as adjusted, as a percentage of sales
Same branch (b)	10.9%
Acquisitions (c)	18.6%
Total (d)	12.0%	9.4%

As Adjusted Incremental EBITDA, as a percentage of incremental sales
Same branch (e)	32.2%
Acquisitions (c)	18.6%
Total (f)	22.3%

(a) Represents current year impact of acquisitions in their first twelve months

(b) Same branch EBITDA, as adjusted, as a percentage of same branch sales

(c) Acquired EBITDA, as adjusted, as a percentage of acquired sales

(d) Total EBITDA, as adjusted, as a percentage of total sales

(e) Change in same branch EBITDA, as adjusted, as a percentage of change in same branch sales

(f) Change in total EBITDA, as adjusted, as a percentage of change in total sales

TopBuild Corp.

Reconciliation of Adjusted EBITDA to Net Income (Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2019	2018
Net income, as reported	$37,983	$26,388
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	9,269	2,290
Income tax expense	9,366	5,215
Depreciation and amortization	12,475	5,442
Share-based compensation	2,972	2,402
Rationalization charges	1,827	797
Acquisition related costs	652	3,482
EBITDA, as adjusted	$74,544	$46,016

TopBuild Corp.

2019 Estimated Adjusted EBITDA Range (Unaudited)

(dollars in millions)

	Twelve Months Ending December 31, 2019
	Low	High
Estimated net income	$160.1	$183.0
Adjustments to arrive at estimated EBITDA, as adjusted:
Interest expense and other, net	38.9	35.9
Income tax expense	57.7	66.0
Depreciation and amortization	54.0	50.0
Share-based compensation	14.6	12.1
Rationalization charges	4.0	2.0
Acquisition related costs	0.7	1.0
Estimated EBITDA, as adjusted	$330.0	$350.0